AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 26, 1998
                                                      REGISTRATION NO. 333-34441
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               AMENDMENT NO. 1 TO

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                    ---------
                      CORNERSTONE REALTY INCOME TRUST, INC.


                     VIRGINIA                       54-1589139
           (State of Incorporation)     (I.R.S. Employer Identification No.)

                                    ---------

                              306 East Main Street
                            Richmond, Virginia 23219

                                    ---------

                                 (804) 643-1761
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 GLADE M. KNIGHT
                              306 EAST MAIN STREET
                            RICHMOND, VIRGINIA 23219
                                 (804) 643-1761
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    ---------

                                 with a copy to:

                             LESLIE A. GRANDIS, ESQ.
                     MCGUIRE, WOODS, BATTLE & BOOTHE, L.L.P.
                     ONE JAMES CENTER, 901 EAST CARY STREET
                            RICHMOND, VIRGINIA 23219
                                 (804) 775-4322

                                    ---------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC. From time to time after the effective date of this registration statement in light of market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOMES EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS
                             SUBJECT TO COMPLETION
                 PRELIMINARY PROSPECTUS DATED JANUARY 26, 1998



                                 $200,000,000

                     CORNERSTONE REALTY INCOME TRUST, INC.

                                DEBT SECURITIES
                                 COMMON SHARES
                                PREFERRED SHARES

                              ------------------

     Cornerstone Realty Income Trust, Inc. (the "Company") may issue from time to time its (i) unsecured senior or subordinated debt securities (the "Debt Securities"), (ii) Common Shares, no par value ("Common Shares"), or (iii) Preferred Shares, no par value ("Preferred Shares"), having an aggregate initial public offering price not to exceed $200,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies, including European
Currency Units, on terms to be determined at the time of sale. The Debt Securities, the Common Shares and the Preferred Shares offered hereby (collectively, the "Offered Securities") may be offered, separately or as units with other Offered Securities, in separate series in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement").

     The Debt Securities will be direct unsecured obligations of the Company and may be either senior Debt Securities ("Senior Securities") or subordinated Debt Securities ("Subordinated Securities"). The Senior Securities will rank equally with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Securities will be subordinated to all existing and future Senior Debt of the Company, as defined. See "Description of Debt Securities."

     The specific terms of the Offered Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, where applicable, (i) in the case of Debt Securities, the specific designation, aggregate principal amount, currency, denominations, maturity, priority, interest rate, time of payment of principal and interest, terms of redemption at the option of the Company or repayment at the option of the holder or for sinking fund payments, terms for conversion into or exchange for other Offered Securities and the initial public offering price;
(ii) in the case of Common Shares, the number of Common Shares and the initial public offering price; (iii) in the case of Preferred Shares, the series designation and number of shares and the dividend, liquidation, redemption, conversion, voting and other rights and the initial public offering price; and
(iv) in the case of all Offered Securities, whether such Offered Securities will be offered separately or as a unit with other Offered Securities. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the Offered Securities, in each case as may be appropriate to preserve the status of the Company as a qualified real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code").

     The applicable Prospectus Supplement will also contain information, where applicable, concerning certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities covered thereby.


     The Offered Securities may be offered directly, through agents designated from time to time by the Company or to or through underwriters or dealers. If any designated agents or any underwriters are involved in the sale of Offered Securities, they will be identified and their compensation will be described in the applicable Prospectus Supplement. See "Plan of Distribution." No Offered Securities may be sold without delivery of the applicable Prospectus Supplement describing such Offered Securities and the method and terms of the offering thereof.

                              ------------------

       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECU-
          RITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
              UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              ------------------

              THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES
          OF SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT

                              ------------------

                THE DATE OF THIS PROSPECTUS IS JANUARY  , 1998.


INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY NOR SHALL THERE BY ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             AVAILABLE INFORMATION


     The Company, with principal executive offices at 306 East Main Street, Richmond, Virginia 23219, telephone number (804) 643-1761, is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the
Commission: Seven World Trade Center, Suite 1300, New York, New York, 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Such documents can also be inspected and copied at the offices of the New York Stock Exchange (the "NYSE"), 20 Broad Street, New York, New York 10005 and also from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company files reports, proxy statements and other information with the Commission electronically. The
Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Web site is: http://www.sec.gov.

     The Company has filed with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement, including the schedules and exhibits filed as a part thereof, which may be obtained from the Commission upon payment of the fees prescribed by the Commission.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE



     The Company's Annual Report on Form 10-K for the year ended December 31, 1996, the Company's Current Reports on Form 8-K dated October 31, 1996
(including Amendment No. 1 thereto on Form 8-K/A), March 27, 1997 (including Amendment No. 1 and Amendment No. 2 thereto on Form 8-K/A), May 14, 1997 (including Amendment No. 1 thereto on Form 8-K/A), August 28, 1997 (including Amendment No. 1 thereto on Form 8-K/A), September 30, 1997 (including Amendment No. 1 thereto on Form 8-K/A), October 31, 1997 (including Amendment No. 1 thereto on Form 8-K/A), December 30, 1997, and January 13, 1998, the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, and the Company's Registration Statements on Form 8-A under the Exchange Act, each of which has been filed by the Company with the Commission, are incorporated herein by reference.

     All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the Offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Information relating to the Company contained in this Prospectus summarizes, is based upon, or refers to, information and financial statements contained in one or more of the documents incorporated by reference herein; accordingly, such information contained herein is qualified in its entirety by reference to such documents and should be read in conjunction therewith.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any document incorporated by reference in this Prospectus, other than exhibits to any such document unless such exhibits are specifically incorporated by reference into the information in this Prospectus. Requests for such documents should be directed to Cornerstone Realty Income Trust, Inc., 306 East Main Street, Richmond, Virginia 23219, Attention: Investor Relations (telephone number (804) 643-1761)).

                                   THE COMPANY


     Cornerstone Realty Income Trust, Inc. (the "Company"), a self-administered and self-managed equity real estate investment trust ("REIT") headquartered in Richmond, Virginia, is a fully integrated real estate organization with expertise in the acquisition, renovation and management of apartment communities. The Company focuses on the ownership of apartment communities located in growing markets in Virginia, North Carolina, South Carolina and Georgia. On December 31, 1997, the Company owned 51 apartment complexes comprising 11,922 apartment units.

     The Company's executive offices are located at 306 East Main Street, Richmond, Virginia 23219 and its telephone number is (804) 643-1761. The Company has seven regional property management offices, located in Blacksburg and Virginia Beach, Virginia; Raleigh, Charlotte and Wilmington, North Carolina; Columbia, South Carolina; and Atlanta, Georgia. The Company currently has approximately 400 employees, including specialists in acquisition, management, marketing, leasing, development, accounting and information systems.


OPERATING STRATEGIES

     The Company maintains an intense focus on the operations of its Properties to generate consistent, sustained growth in net operating income, which it believes is the key to growing funds from operations.

     The Company seeks to grow net operating income and increase Company value through active property management, which includes keeping rents at or above market levels, maintaining high economic occupancy through tenant retention, creating a property identity and effectively marketing each property, and controlling operating expenses at the property level.

     The Company also seeks to generate growth in net operating income and Company value through acquisitions by acquiring under-performing assets at less than replacement cost, correcting operational problems, and making selected renovations. The Company undertakes such activities with a view toward raising rents while maintaining or increasing economic occupancy at its properties. In markets that it targets for acquisition opportunities, the Company attempts to gain a significant local presence in order to achieve operating efficiencies. In analyzing acquisition opportunities, the Company considers acquisitions of property portfolios as well as individual properties.



FINANCING POLICY


     The Company's objective is to seek capital as needed at the lowest possible cost. The Company may seek capital through the issuance of Debt Securities, Common Shares, Preferred Shares, some combination of the foregoing, and in other ways. Historically, the Company has obtained capital principally through the public issuance of Common Shares and through unsecured lines of credit from a bank. The Company is not precluded from engaging in secured borrowings, although its current policy is to hold its properties on an unmortgaged basis, and as of the date of this Prospectus, it has no secured debt.

     The Company's current unsecured line of credit (the "Unsecured Line of Credit") was closed on October 30, 1997 and is in a principal amount of up to $175 million. The lenders are a consortium of banks with First Union National Bank as agent. The Unsecured Line of Credit currently bears interest equal to one-month LIBOR plus 1.20%. The formula for determination of the interest rate can change based on changes in financial condition and debt level of the Company. The entire balance of the Unsecured Line of Credit is due on October 30, 2000.


     The Company has also obtained from First Union National Bank of Virginia a $7.5 million unsecured line of credit for general corporate purposes (the "General Corporate Line"). This line of credit also bears interest at LIBOR plus 1.60%, adjusted monthly, and is due on March 31, 1998.


     In connection with the acquisition of the Trolley Square East Apartments in 1996, the Company issued the seller a $5.5 million unsecured promissory note (the "Trolley Square Note"), which bears interest at an effective rate of 6.65% per annum and is due on June 1, 1999.

     The Company intends to maintain a debt policy (the "Debt Limitation") limiting the Company's total combined indebtedness plus its pro rata share of indebtedness of any unconsolidated investments ("Joint Venture Debt") to 40% of the Company's total equity market capitalization plus its combined indebtedness (including its pro rata share of Joint Venture Debt) ("Total Market Capitalization").


                                USE OF PROCEEDS

     Unless otherwise set forth in the applicable Prospectus Supplement, the net proceeds from the sale of the Offered Securities will be used for general corporate purposes, which may include repayment of indebtedness, making improvements to properties, and the acquisition and development of additional properties.



                                 CERTAIN RATIOS

     The following table sets forth the Company's ratios of earnings to fixed charges for the periods indicated:






                                       NINE MONTHS
                                          ENDED               YEAR ENDED DECEMBER 31,
                                      SEPTEMBER 30,    -------------------------------------
                                          1997          1996     1995      1994       1993
                                      --------------   ------   -------   --------   -------
Ratio of Earnings to Fixed Charges
 Actual                                   3.72          (a)     17.77     188.36     203.56
 Supplemental Pro Forma(b)                3.03          (a)



----------
(a) Actual and Supplemental Pro Forma earnings for the year ended December 31, 1996 were inadequate to cover fixed charges. The amounts of coverage deficiency were $4,169,849 and $1,102,351, respectively, for the year ended December 31, 1996.

(b) To give effect to the 20 of the 21 property acquisitions in 1996 and 11 of the 13 property acquisitions in 1997 for the period of time not owned by the Company as reflected in the pro forma statements of operations filed with the Company's Report on Form 8-K/A dated October 31, 1997.




                         DESCRIPTION OF DEBT SECURITIES


GENERAL


     The Senior Securities, if and when issued, will be issued under an indenture (the "Senior Indenture"), between the Company and one or more trustees meeting the requirements of a trustee under the Trust Indenture Act of 1939, as amended (the "TIA") (the "Senior Indenture Trustee"), and the Subordinated
Securities, if and when issued, will be issued under an indenture (the "Subordinated Indenture"), between the Company and one or more trustees meeting the requirements of a trustee under the TIA (the "Subordinated Indenture Trustee"). The term "Trustee," as used herein, shall refer to the Senior Indenture Trustee or the Subordinated Indenture Trustee, as appropriate. The forms of the Senior Indenture and the Subordinated Indenture (being sometimes referred to herein collectively as the "Indentures" and individually as an "Indenture") are filed as exhibits to the Registration Statement and will be available for inspection at the respective Corporate Trust Office (as such term is defined in the Indentures) of the Senior Indenture Trustee and the Subordinated Indenture Trustee, or as described under "Available Information." The Indentures will be subject to, qualified under, and governed by, the TIA. The statements made herein relating to the Indentures and the Debt Securities are summaries of certain provisions thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indentures and the Debt Securities. All section references appearing herein are to sections of the Indentures, and capitalized terms used but not defined herein have the respective meanings set forth in the Indentures and the Debt Securities.

TERMS


     The Debt Securities will be direct, unsecured obligations of the Company. The indebtedness represented by the Senior Securities will rank equally with all other unsecured and unsubordinated indebtedness of the Company. The indebtedness represented by the Subordinated Securities will be subordinated in right of payment to the prior payment in full of the Senior Debt of the Company, as described under "Subordination."


     Each Indenture provides that the Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of the Board of Directors of the Company or as established in one or more indentures supplemental to such Indenture. Debt Securities may be issued with terms different from those of Debt Securities previously issued. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders of the Debt Securities of such series, for issuances of additional Debt Securities of such series (Section 301 of each Indenture).


     Each Indenture provides that there may be more than one Trustee thereunder, each with respect to one or more series of Debt Securities. Any Trustee under either Indenture may resign or be removed with respect to one or more series of Debt Securities, and a successor Trustee may be appointed to act with respect to such series (Section 608 of each Indenture). In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a Trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other Trustee (Sections 101 and 609 of each Indenture), and, except as otherwise indicated herein, any action described herein to be taken by the Company may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under the applicable Indenture.


     Reference is made to the Prospectus Supplement relating to the series of Debt Securities being offered for the specific terms thereof, including:


       (1) the title of such Debt Securities and whether such Debt Securities are Senior Securities or Subordinated Securities;


       (2) the aggregate principal amount of such Debt Securities and any limit on such principal amount;


       (3) the percentage of the principal amount at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of such Debt Securities that is convertible into Capital Shares of the Company, or the method by which any such portion will be determined;


       (4) if convertible, in connection with the preservation of the Company's status as a REIT, any applicable limitations on the ownership or transferability of the Capital Shares of the Company into which such Debt Securities are convertible;


       (5) the date or dates, or the method by which such date or dates will be determined, on which the principal of such Debt Securities will be payable and the amount of principal payable thereon;


       (6) The rate or rates (which may be fixed or variable) at which such Debt Securities will bear interest, if any, or the method by which such rate or rates will be determined, the date or dates from which such interest will accrue or the method by which such date or dates will be determined, the Interest Payment Dates on which any such interest will be payable and the Regular Record Dates for such Interest Payment Dates or the method by which such Dates will be determined, and the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months;

       (7) the place or places where the principal of (and premium or Make-Whole Amount (as defined in each Indenture), if any), interest, if any, on, and Additional Amounts, if any, payable in respect of, such Debt Securities will be payable, where such Debt Securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon the Company in respect of such Debt Securities and the applicable Indenture may be served;

       (8) the period or periods within which, the price or prices (including premium or Make-Whole Amount, if any) at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which, such Debt Securities may be redeemed in whole or in part, at the option of the Company, if the Company is to have the option;

       (9) the obligation, if any, of the Company to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which or the date or dates on which, the price or process at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which such Debt Securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

       (10) whether such Debt Securities will be in registered or bearer form and terms and conditions relating thereto, and, if other than $1,000 and any integral multiple thereof, the denominations in which any registered Debt Securities will be issuable and, if other than $5,000, the denomination or denominations in which any bearer Debt Securities will be issuable;

       (11) if other than United States dollars, the currency or currencies in which such Debt Securities will be denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies;

       (12) whether the amount of payments of principal of (and premium or Make-Whole Amount, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices), and the manner in which such amounts will be determined;

       (13) whether the principal of (and premium or Make-Whole Amount, if any) or interest or Additional Amounts, if any, on such Debt Securities are to be payable, at the election of the Company or a Holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such Debt Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are to be so payable;

       (14) provisions, if any, granting special rights to the Holders of such Debt Securities upon the occurrence of such events as may be specified;

       (15) any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to such Debt Securities, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth in the applicable Indenture;

       (16) whether such Debt Securities will be issued in certificated or book-entry form;

       (17) the applicability, if any, of the defeasance and covenant defeasance provisions of Article Fourteen of the applicable Indenture;

       (18) whether and under what circumstances the Company will pay Additional Amounts as contemplated in the applicable Indenture on such Debt Securities in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Debt Securities rather than pay such Additional Amounts (and the terms of any such option);

       (19) the obligation, if any, of the Company to permit the conversion of the Debt Securities of such series into Common or Preferred Shares of the Company and the terms and conditions upon which such conversion shall be effected; and

       (20) any other terms of such Debt Securities not inconsistent with the provisions of the applicable Indenture (Section 301 of each Indenture).

     The Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities") (Section 502 of each Indenture). Special United States federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

DENOMINATION, INTEREST, REGISTRATION AND TRANSFER

     Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities of any series issued in registered form will be issuable in denominations of $1,000 and integral multiples thereof. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities of any series issued in bearer form will be issuable in denominations of $5,000 (Section 302 of each Indenture).

     Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and premium or Make-Whole Amount, if any) and interest on any series of Senior Securities will be payable at the corporate trust office of the Senior Indenture Trustee and the principal of (and premium or Make-Whole Amount, if any) and interest on any series of Subordinated Securities will be payable at the corporate trust office of the Subordinated Indenture Trustee; provided that at the option of the Company payment of interest on any series of Debt Securities may be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register for such series or by wire transfer of funds to such Person at an account maintained within the United States (Sections 301, 305, 306, 307 and 1002 of each Indenture).

     Any interest not punctually paid or duly provided for on any Interest Payment Date with respect to a Debt Security ("Defaulted Interest") will forthwith cease to be payable to the Holder on the applicable Regular Record Date and may either be paid to the Person in whose name such Debt Security is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to the Holder of such Debt Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the applicable Indenture (Section 307 of each Indenture).

     Subject to certain limitations imposed upon Debt Securities issued in book -entry form, the Debt Securities of any series will be exchangeable for other Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such Debt Securities at the corporate trust office of the applicable Trustee referred to above. In addition, subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for conversion or registration of transfer thereof at the corporate trust office of the applicable Trustee referred to above. Every Debt Security surrendered for conversion, registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration or transfer or exchange of any Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 305 of each Indenture). If the applicable Prospectus Supplement refers to any transfer agent (in addition to the applicable Trustee) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which such transfer agent acts, except that the Company will be required to maintain a transfer agent in each Place of Payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities (Section 1002 of each Indenture).

     Neither the Company nor either Trustee shall be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice or redemption; (ii) register the transfer of or exchange any Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any Debt Security being redeemed in part; or (iii) issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Debt Security not to be so repaid (Section 305 of each Indenture).

MERGER, CONSOLIDATION OR SALE

     The Company may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity, provided that (a) either the Company shall be the continuing entity, or the successor entity (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets is a Person organized and existing under the laws of the United States or any State thereof and shall expressly assume payment of the principal of (and premium or Make-Whole Amount, if any) and interest on all of the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions contained in each Indenture; (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any Subsidiary as a result thereof as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default under an Indenture, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, shall have occurred and be continuing; and (c) an Officers' Certificate and legal opinion covering such conditions shall be delivered to the Company (Sections 801 and 803 of each Indenture).

CERTAIN COVENANTS

     The Indentures do not contain any provisions that would limit the ability of the Company to incur indebtedness or that would afford Holders of the Debt Securities protection in the event of a highly leveraged or similar transaction involving the Company or in the event of a change of control. However, the Bylaws of the Company include provisions for redemption and stopping transfer of its Common Shares designed to preserve the Company's status as a REIT. The Code provides that concentration of more than 50% in value of direct or indirect ownership of Common Shares in five or fewer individual shareholders during the last six months of any year will result in disqualification of the Company as a REIT. Enforcement of the provisions of the Company's Bylaws would prevent such concentration and, therefore, prevent or hinder a change of control. Reference is made to the applicable Prospectus Supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants of the Company that are described herein, including any addition of a covenant or other provision providing event risk or similar protection.

     Existence. Except as described above under "- Merger, Consolidation or Sale," the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the existence, rights (charter and statutory) and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders of the Debt Securities of any series (Section 1005 of each Indenture).

     Maintenance of Properties. The Company will cause all of its properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Company and its Subsidiaries shall not be prevented from selling or otherwise disposing of for value their properties in the ordinary course of business (Section 1006 of each Indenture).

     Insurance. The Company will, and will cause each of its Subsidiaries to, keep all of its insurable properties insured against loss or damage in an amount at least equal to their then full insurable value with financially sound and reputable insurance companies (Section 1007 of each Indenture).

     Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same become delinquent, (ii) all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings (Section 1008 of each Indenture).


EVENTS OF DEFAULT, NOTICE AND WAIVER

     Each Indenture provides that the following events are "Events of Default" with respect to any series of Debt Securities issued thereunder: (a) default for 30 days in the payment of any installment of interest or Additional Amounts payable on any Debt Security of such series; (b) default in the payment of the principal of (or premium or Make-Whole Amount, if any, on) any Debt Security of such series at its Maturity; (c) default in making any sinking fund payment as required for any Debt Security of such series; (d) default in the performance of any other covenant of the Company contained in the Indenture (other than a covenant added to the Indenture solely for the benefit of a series of Debt Securities issued thereunder other than such series), continued for 60 days after written notice as provided in the Indenture; (e) default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company (or by any Subsidiary, the repayment of which the Company has guaranteed or for which the Company is directly responsible or liable as obligor or guarantor) having an aggregate principal amount outstanding of at least $10,000,000, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled within 10 days after written notice as provided in the Indenture; (f) the entry by a court of competent jurisdiction of one or more judgments, orders or decrees against the Company or any Subsidiary in an aggregate amount (excluding amounts fully covered by insurance) in excess of $10,000,000 and such judgments, orders or decrees remain undischarged, unstayed and unsatisfied in an aggregate amount (excluding amounts fully covered by insurance) in excess of $10,000,000 for a period of 30 consecutive days; (g) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or any Significant Subsidiary or for all or substantially all of either of its property; and (h) any other Event of Default provided with respect to such series of Debt Securities (Section 501 of each Indenture). The term "Significant Subsidiary" means each significant subsidiary (as defined in Regulation S-X promulgated under the Securities Act) of the Company.

     If an Event of Default under either Indenture with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms thereof) of, and premium or Make-Whole Amount, if any, on, all of the Debt Securities of that series to be due and payable immediately by written notice thereof to the Company. However, at any time after such declaration of acceleration with respect to Debt Securities of such series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of such series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be) may rescind and annul such declaration and its consequences if
(a) the Company shall have deposited with the Trustee all required payments of the principal of (and premium or Make-Whole Amount, if any) and interest, and any Additional Amounts, on the Debt Securities of such series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the Trustee and (b) all Events of Default, other than the nonpayment of accelerated principal (or specified portion thereof and the premium or Make-Whole Amount, if any) or interest, with respect to the Debt Securities of such series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be) have been cured or waived as provided in the Indenture (Section 502 of each Indenture). Each Indenture also provides that the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may
be) may waive any past default with respect to such series and its consequences, except a default (x) in the payment of the principal of (or premium or Make -Whole Amount, if any) or interest or Additional Amounts payable on any Debt Security of such series or (y) in respect of a covenant or provision contained in the applicable Indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security affected thereby (Section 513 of each Indenture).

     Each Trustee is required to give notice to the Holders of Debt Securities within 90 days of a default under the applicable Indenture; provided, however, that such Trustee may withhold notice to the Holders of any series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest or Additional Amounts payable on any Debt Security of such series or in the payment of any sinking fund installment in respect of any Debt Security of such series) if the Responsible Officers of such Trustee consider such withholding to be in the interest of such Holders (Section 601 of each Indenture).

     Each Indenture provides that no Holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to such Indenture or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of such series, as well as an offer of reasonable indemnity (Section 507 of each Indenture). This provision will not prevent, however, any Holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium of Make-Whole Amount, if any), interest on and Additional Amounts payable with respect to, such Debt Securities at the respective due dates thereof (Section 508 of each Indenture).

MODIFICATION OF THE INDENTURES

     Modifications and amendments of either Indenture may be made with the consent of the Holders of not less than a majority in principal amount of all Outstanding Debt Securities issued under such Indenture that are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each such Debt Security affected thereby, (a) change the Stated Maturity of the principal of (or premium or Make-Whole Amount, if any), or any installment of principal of or interest or Additional Amounts payable on, any such Debt Security; (b) reduce the principal amount of, or the rate or amount of interest on, or any premium or Make-Whole Amount payable on redemption of, or any Additional Amounts payable with respect to, any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security or Make-Whole Amount, if any, that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the Holder of any such Debt Security; (c) change the Place of Payment, or the coin or currency, for payment of principal of (and premium or Make-Whole Amount, if any), or interest on, or any Additional Amounts payable with respect to, any such Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; (e) reduce the percentage of Outstanding Debt Securities of any series necessary to modify or amend the applicable Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture; or (f) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the Holder of such Debt Security (Section 902 of each Indenture).

     The Holders of not less than a majority in principal amount of Outstanding Debt Securities issued under either Indenture have the right to waive compliance by the Company with certain covenants in such Indenture (Section 1012 of each Indenture).


SUBORDINATION

     Upon any distribution to creditors of the Company in a liquidation, dissolution or reorganization, the payment of the principal of and interest on the Subordinated Securities will be subordinated to the extent provided in the Subordinated Indenture in right of payment to the prior payment in full of all Senior Debt (Sections 1601 and 1602 of the Subordinated Indenture), but the obligation of the Company to make payment of the principal and interest on the Subordinated Securities will not otherwise be affected (Section 1608 of the Subordinated Indenture). No payment of principal or interest may be made on the Subordinated Securities at any time if a default on Senior Debt exists that permits the holders of such Senior Debt to accelerate its maturity and the default is the subject of judicial proceedings or the Company receives notice of the default (Section 1603 of the Subordinated Indenture). After all Senior Debt is paid in full and until the Subordinated Securities are paid in full, holders will be subrogated to the rights of holders of Senior Debt to the extent that distributions otherwise payable to holders have been applied to the payment of Senior Debt (Section 1607 of the Subordinated Indenture). By reason of such subordination, in the event of a distribution of assets upon insolvency, certain general creditors of the Company may recover more, ratably, than holders of the Subordinated Securities.

     Senior Debt is defined in the Subordinated Indenture as the principal of and interest on, or substantially similar payments to be made by the Company in respect of, the following, whether outstanding at the date of execution of the Subordinated Indenture or thereafter incurred, created or assumed: (a) indebtedness of the Company for money borrowed or represented by purchase-money obligations, (b) indebtedness of the Company evidenced by notes, debentures, or bonds, or other securities issued under the provisions of an indenture, fiscal agency agreement or other instrument, (c) obligations of the Company as lessee under leases of property either made as part of any sale and leaseback transaction to which the Company is a party or otherwise, (d) indebtedness of partnerships and joint ventures that is included in the consolidated financial statements of the Company, (e) indebtedness, obligations and liabilities of others in respect of which the Company is liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which the Company has agreed to purchase or otherwise acquire, and (f) any binding commitment of the Company to fund any real estate investment or to fund any investment in any entity making such real estate investment, in each case other than (1) any such indebtedness, obligation or liability referred to in clauses
(a) through (f) above as to which, in the instrument creating or evidencing the same pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the Subordinated Securities or ranks pari passu with the Subordinated Securities,
(2) any such indebtedness, obligation or liability which is subordinated to indebtedness of the Company to substantially the same extent as or to a greater extent than the Subordinated Securities are subordinated and (3) the Subordinated Securities (Section 101 of the Subordinated Indenture). There are no restrictions in the Senior Indenture or the Subordinated Indenture upon the creation of additional Senior Debt.


DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

     Under each Indenture, the Company may discharge certain obligations to Holders of any series of Debt Securities issued thereunder that have not already been delivered to the applicable Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the applicable Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium or Make-Whole Amount, if any) and interest and any Additional Amounts payable to the date of such deposit (if such Debt Securities have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be (Section 401 of each Indenture).

     Each Indenture provides that, if the provisions of Article Fourteen thereof are made applicable to the Debt Securities of or within any series pursuant to
Section 301 of such Indenture, the Company may elect either (a) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities and to hold moneys for payment in trust) ("defeasance") (Section 1402 of each Indenture) or (b) to be released from its obligations with respect to such Debt Securities under provisions of each Indenture described under "- Certain Covenants," or, if provided pursuant to
Section 301 of each Indenture, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute a default or an Event or Default with respect to such Debt Securities ("covenant defeasance") (Section 1403 of each Indenture), in either case upon the irrevocable deposit by the Company with the applicable Trustee, in trust, of an amount, in such currency or currencies, currency unit or currency units or composite currency or currencies in which such Debt Securities are payable at Stated Maturity, or Government Obligations (as defined below), or both, applicable to such Debt Securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium or Make-Whole Amount, if any) and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

     Such a trust may only be established if, among other things, the Company has delivered to the applicable Trustee an Opinion of Counsel (as specified in each Indenture) to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such Opinion of Counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax laws occurring after the date of such Indenture (Section 1404 of each Indenture).

     "Government Obligations" means securities which are (i) direct obligations of the United States of America or the government which issued the Foreign Currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or the government which issued the Foreign Currency in which the Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt (Section 101 of each Indenture).

     Unless otherwise provided in the applicable Prospectus Supplement, if after the Company has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series,
(a) the Holder of a Debt Security of such series is entitled to, and does, elect pursuant to Section 301 of either Indenture or the terms of such Debt Security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such Debt Security, or
(b) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium or Make-Whole Amount, if any) and interest on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the currency, currency unit or composite currency in which such Debt Security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate (Section 1405 of each Indenture). "Conversion Event" means the cessation of use of (i) a currency, currency unit or composite currency (other than the ECU or other currency unit) both by the government of the country that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or (iii) any currency unit or composite currency other than the ECU for the purposes for which it was established. Unless otherwise provided in the applicable Prospectus Supplement, all payments of principal of (and premium or Make-Whole Amount, if any) and interest on any Debt Security that is payable in a Foreign Currency that ceases to be used by its government of issuance shall be made in United States dollars (Section 101 of each Indenture).

     In the event the Company effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (d) under "- Events of Default, Notice and Waiver" with respect to Sections 1004 to 1009, inclusive, of either Indenture (which Sections would no longer be applicable to such Debt Securities) or described in clause (g) under "- Events of Default, Notice and Waiver" with respect to a covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which such Debt Securities are payable, and Government Obligations on deposit with the Company, will be sufficient to pay amounts due on such Debt Securities at the time of their Stated Maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such Event of Default. However, the Company would remain liable to make payment of such amounts due at the time of acceleration.

     The applicable Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series.


CONVERSION RIGHTS

     The terms and conditions, if any, upon which the Debt Securities are convertible into Capital Stock will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include whether such Debt Securities are convertible into Capital Stock of the Company, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the Holders or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Debt Securities.


BOOK-ENTRY SYSTEM

     The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities ("Global Securities") that will be deposited with, or on behalf of a depository (the "Depository") identified in the Prospectus Supplement relating to such series. Global Securities, if any, are expected to be deposited with The Depository Trust Company, as Depository. Global Securities may be issued in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depository for such Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any nominee of such Depository to a successor Depository or any nominee of such successor.

     The specific terms of the depository arrangement with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to such series. The Company expects that unless otherwise indicated in the applicable Prospectus Supplement the following provisions will apply to depository arrangements.

     Upon the issuance of a Global Security, the Depository for such Global Security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual Debt Securities represented by such Global Security to the accounts of persons that have accounts with such Depository ("Participants"). Such accounts shall be designated by the underwriters, dealers or agents with respect to such Debt Securities or by the Company if such Debt Securities are offered directly by the Company. Ownership of beneficial interests in such Global Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depository for such Global Security or its nominee (with respect to beneficial interests of Participants) and records of Participants (with respect to beneficial interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a Global Security.

     So long as the Depository for a Global Security or its nominee is the registered owner of such Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the applicable Indenture. Except as described below or in the applicable Prospectus Supplement, owners of beneficial interest in a Global Security will not be entitled to have any of the individual Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities in definitive form and will not be considered the owners or holders thereof under the applicable Indenture.

     Payments of principal of, any premium or Make-Whole Amount and any interest on, or any Additional Amount payable with respect to, individual Debt Securities represented by a Global Security registered in the name of a Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner of the Global Security. None of the Company, the Trustee, any Paying Agent or the Security Registrar for such debt Securities will have any responsibility or liability for any aspect of the records relating to or payment made on account of beneficial ownership interests in the Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depository for any Debt Securities or its nominee, upon receipt of any payment of principal, premium, Make-Whole Amount, interest or Additional Amounts in respect of the Global Security representing such Debt Securities will immediately credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depository or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Global Security held through such Participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name. Such payments will be the responsibility of such Participants.

     If a Depository for any Debt Securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Company within 90 days, the Company will issue individual Debt Securities in exchange for the Global Security representing such Debt Securities. In addition, the Company may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities, determine not to have any of such Debt Securities represented by one or more Global Securities and in such event will issue individual Debt Securities in exchange for the Global Security or Securities representing such Debt Securities. Individual Debt Securities so issued will be issued in denominations of $1,000 and integral multiples thereof.

                         DESCRIPTION OF CAPITAL SHARES


GENERAL


     The Company is authorized to issue 50,000,000 Common Shares, no par value. At December 31, 1997, there were outstanding 35,510,327 Common Shares. Management of the Company currently plans to submit to its shareholders at the 1998 Annual Meeting of Shareholders proposed amendments to the Company's Amended and Restated Articles of Incorporation, as amended (the "Articles") amendments that would increase the number of authorized Common Shares to 100,000,000 and that would authorize the issuance of up to 25,000,000 Preferred Shares. There can be no assurance that such proposals, or similar or other proposals submitted to the shareholders, would be approved by the shareholders.



     The following statements with respect to the capital stock of the Company are subject to the detailed provisions of the Company's Articles, and bylaws (the "Bylaws") as currently in effect. These statements do not purport to be complete, or to give full effect to the terms of the provisions of statutory or common law, and are subject to, and are qualified in their entirety by reference to, the terms of the Articles and Bylaws, which are filed as exhibits to the Registration Statement.


COMMON SHARES

     Holders of Common Shares are entitled to receive dividends when and as declared by the Board of Directors. Holders of Common Shares have one vote per share and non-cumulative voting rights, which means that holders of more than 50% of the shares voting at a meeting of shareholders at which a quorum is present can elect all of the directors if they choose to do so, and, in such event, the holders of the remaining shares will not be able to elect any directors. In the event of any voluntary or involuntary liquidation or dissolution of the Company, holders of Common Shares are entitled to share ratably in the distributable assets of the Company remaining after satisfaction of all debts and liabilities of the Company. Holders of Common Shares do not have preemptive rights. When issued, the Common Shares are fully paid and non -assessable.

     The dividend and liquidation rights of holders of the Common Shares would be subordinate to the interests of holders of Preferred Shares if, subsequent to the date of this Prospectus, the Articles are amended to permit the issuance of Preferred Shares and Preferred Shares are issued.

     The transfer agent for the Common Shares is First Union National Bank of North Carolina, Charlotte, North Carolina. The Common Shares are traded on the NYSE under the symbol "TCR".


REPURCHASE OF COMMON SHARES AND RESTRICTIONS ON TRANSFER

     Two of the requirements for qualification for the tax benefits accorded a REIT under the Code are that (i) at no time during the last half of each taxable year may more than 50% in value of the outstanding Common Shares be owned, directly or indirectly, by or for five or fewer individuals, and (ii) there must be at least 100 shareholders for at least 335 days in any taxable year, or proportionate part of any shorter taxable year, after its first taxable year. See "Certain Federal Income Tax Considerations."

     In order that the Company may meet these requirements at all times, the Bylaws prohibit any person from acquiring or holding, directly or indirectly, ownership of a number of Common Shares in excess of 9.8% of all the outstanding Common Shares. Common Shares owned by a person in excess of such amounts will be referred to in the Bylaws and herein as "Excess Shares." For this purpose the term "ownership" is defined in accordance with the constructive ownership provisions of Section 544 of the Code (as modified by Section 856(h) of the Code). Accordingly, Common Shares owned or deemed to be owned by a person who individually owns less than 9.8% of the Common Shares outstanding nevertheless may be Excess Shares.

     Holders of Excess Shares are not entitled to voting rights, dividends or distributions with respect to the Excess Shares. If, after the purported transfer or other event resulting in an exchange of Common Shares for Excess Shares and before discovery by the Company of such exchange, dividends or distributions are paid with respect to Common Shares that were exchanged for Excess Shares, then such dividends or distributions are to be repaid to the Company upon demand.

     The Bylaws also provide that in the event any person acquires Excess Shares, such Excess Shares may be redeemed by the Company, at the discretion of the Board of Directors. Except as set forth below, the redemption price for redeemed Excess Shares shall be the lesser of (i) the price paid for the Excess Shares (or if no notice of such purchase price is given, at a price to be determined by the Board of Directors, in its sole discretion, but no lower than the lowest market price for the Common Shares during the year prior to the date the Company exercises its purchase option) and (ii) the fair market value of such Excess Shares, which shall be the fair market value of the Common Shares as determined in good faith by the Board of Directors or, if the Common Shares are listed on a national securities exchange, the closing price (average of closing bid and asked prices if the Shares are quoted on the NASDAQ National Market System) on the last business day prior to the redemption date. To redeem Excess Shares, the Board of Directors must give a notice of redemption to the holder of such Excess Shares not less than one week prior to the date fixed by the Board of Directors for redemption. The holder may sell such Excess Shares before the date fixed for redemption. If he does not, the redemption price for such Excess Shares shall be paid on the redemption date fixed by the Board of Directors and included in such notice. From and after the date fixed for redemption of Excess Shares, such Common Shares shall cease to be entitled to any distributions and other benefits, other than the right to payment of the redemption price for such Common Shares. Under certain circumstances, the proceeds of redemption might be taxed as a distribution to the recipient.

     The constructive ownership provisions applicable under Section 544 of the Code (as modified by Section 856(h) of the Code) attribute ownership of securities by a corporation, partnership, estate or trust proportionately to its shareholders, partners or beneficiaries, attribute ownership of securities owned by family members to other members of the same family, treat securities with respect to which a person has an option to purchase as actually owned by that person, and set forth rules as to when securities constructively owned by a person are considered to be actually owned for the application of such attribution provisions (i.e., "reattribution"). Thus, for purposes of determining whether a person holds Excess Shares, a person will be treated as owning not only Common Shares actually or beneficially owned, but also any Common Shares attributed to such person under the attribution rules described above. Ownership of Common Shares through such attribution is generally referred to as constructive ownership.

     Under the Bylaws any acquisition of Common Shares of the Company that would result in the disqualification of the Company as a REIT under the Code is void to the fullest extent permitted by law, and the Board of Directors is authorized to refuse to transfer Common Shares to a person if, as a result of the transfer, that person would own Excess Shares. Prior to any transfer or transaction which, if consummated, would cause a shareholder to own Excess Shares, and in any event upon demand by the Board of Directors, a shareholder is required to file with the Company an affidavit setting forth, as to that shareholder, the information required to be reported in returns filed by shareholders under Treasury Regulation Section 1.857-9 and in reports filed under Section 13(d) of the Exchange Act. Additionally, each proposed transferee of Common Shares, upon demand of the Board of Directors, also may be required to file a statement or affidavit with the Company setting forth the number of Common Shares already owned by the transferee and any person to or from whom Common Shares may be attributed by or to the transferee.

     Any certificates evidencing Common Shares will bear a legend referring to the restrictions described herein. The ownership limitations described above may have the effect of precluding changes in control of the Company, or preventing a transaction in which some or all shareholders might receive a premium for sale of a large or control block of Common Shares.


PREFERRED SHARES

     As of the date of this Prospectus, the Articles do not authorize the issuance of any Preferred Shares. If deemed to be in the best interests of the Company, the Company may propose amendments to the Articles permitting the issuance of Preferred Shares. Any such amendments would require the approval of the holders of a majority of the outstanding Common Shares. There can be no assurance that the Company will propose amendments to the Articles authorizing the issuance of Preferred Shares or that such amendments, if proposed, would be adopted. However, management of the Company currently intends to submit to the shareholders at the 1998 Annual Meeting of Shareholders a proposed amendment to the Articles that would authorize the issuance of up to 25,000,000 Preferred Shares as well as (as described above) increase the number of authorized Common Shares.

     The following description of the terms of Preferred Shares sets forth certain general terms and provisions of Preferred Shares to which a Prospectus Supplement may relate. Specific terms of any series of Preferred Shares offered by a Prospectus Supplement will be described in that Prospectus Supplement. The description set forth below is subject to and qualified in its entirety by reference to the Articles of Amendment to the Articles, if any, fixing the preferences, limitations and relative rights of a particular series of Preferred Shares.

     General. It is expected that Preferred Shares will have the dividend, liquidation, redemption, conversion and voting rights set forth below unless otherwise provided in the Prospectus Supplement relating to a particular series of Preferred Shares. Reference is made to the Prospectus Supplement relating to the particular series of Preferred Shares offered thereby for specific terms, including: (i) the title and liquidation preference per share of such Preferred Shares and the number offered; (ii) the price at which such series will be issued; (iii) the dividend rate (or method of calculation), the dates on which dividends shall be payable and the dates from which dividends shall commence to accumulate; (iv) any redemption or sinking fund provisions of such series; (v) any conversion provisions of such series; and (vi) any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of such series.

     The Preferred Shares will have no preemptive rights. The Preferred Shares will, when issued, be fully paid and nonassessable. Unless otherwise specified in the Prospectus Supplement relating to a particular series of Preferred Shares, each series will rank on a parity as to dividends and distributions in the event of a liquidation with each other series of Preferred Shares and, in all cases, will be senior to the Common Shares.

     Dividend Rights. Holders of Preferred Shares of each series will be entitled to receive, when, as and if declared by the Board of Directors, out of assets of the Company legally available therefor, cash dividends at such rates and on such dates as are set forth in the Prospectus Supplement relating to such series of Preferred Shares. Such rate may be fixed or variable or both and may be cumulative, noncumulative or partially cumulative.

     If the applicable Prospectus Supplement so provides, as long as any Preferred Shares are outstanding, no dividends will be declared or paid or any distributions be made on the Common Shares, other than a dividend payable in Common Shares, unless the accrued dividends on each series of Preferred Shares have been fully paid or declared and set apart for payment and the Company shall have set apart all amounts, if any required to be set apart for all sinking funds, if any, for each series of Preferred Shares.

     If the applicable Prospectus Supplement so provides, when dividends are not paid in full upon any series of Preferred Shares and any other series of Preferred Shares, ranking on a parity as to dividends with such series of Preferred Shares, all dividends declared upon such series of Preferred Shares and any other series of Preferred Shares ranking on a parity as to dividends will be declared pro rata so that the amount of dividends declared per share on such series of Preferred Shares and such other series will in all cases bear to each other the same ratio that accrued dividends per share on such series of Preferred Shares and such other series bear to each other.

     Each series of Preferred Shares will be entitled to dividends as described in the Prospectus Supplement relating to such series, which may be based upon one or more methods of determination. Different series of Preferred Shares may be entitled to dividends at different dividend rates or based upon different methods of determination. Except as provided in the applicable Prospectus Supplement, no series of Preferred Shares will be entitled to participate in the earnings or assets of the Company.

     Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of each series of Preferred Shares will be entitled to receive out of the assets of the Company available for distribution to shareholders the amount stated or determined on the basis set forth in the Prospectus Supplement relating to such series, which may include accrued dividends, if such liquidation, dissolution or winding up is involuntary or may equal the current redemption price per share (otherwise than for the sinking fund, if any, provided for such series) provided for such series set forth in such Prospectus Supplement, if such liquidation, dissolution or winding up is voluntary, and on such preferential basis as is set forth in such Prospectus Supplement. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to Preferred Shares of any series and any other shares of stock of the Company ranking as to any such distribution on a parity with such series of Preferred Shares are not paid in full, the holders of Preferred Shares of such series and of such other shares will share ratably in any such distribution of assets of the Company in proportion to the full respective preferential amounts to which they are entitled or on such other basis as is set forth in the applicable
Prospectus Supplement. The rights, if any, of the holders of any series of Preferred Shares to participate in the assets of the Company remaining after the holders of other series of Preferred Shares have been paid their respective specified liquidation preferences upon any liquidation, dissolution or winding up of the Company will be described in the Prospectus Supplement relating to such series.


     Redemption. A series of Preferred Shares may be redeemable, in whole or in part, at the option of the Company, and may be subject to mandatory redemption pursuant to a sinking fund, in each case upon terms, at the times, the redemption prices and for the types of consideration set forth in the Prospectus Supplement relating to such series. The Prospectus Supplement relating to a series of Preferred Shares which is subject to mandatory redemption shall specify the number of shares of such series that shall be redeemed by the Company in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to any accrued and unpaid dividends thereon to the date of redemption.


     If, after giving notice of redemption to the holders of a series of Preferred Shares the Company deposits with a designated bank funds sufficient to redeem such Preferred Shares, then from and after such deposit, all shares called for redemption will no longer be outstanding for any purpose, other than the right to receive the redemption price and the right, if any, to convert such shares into other classes of capital stock of the Company. The redemption price will be stated in the Prospectus Supplement relating to a particular series of Preferred Shares.


     Except as indicated in the applicable Prospectus Supplement, the Preferred Shares will not be subject to any mandatory redemption at the option of the holder.


     Sinking Fund. The Prospectus Supplement for any series of Preferred Shares will state the terms, if any, of a sinking fund for the purchase or redemption of that series.


     Conversion Rights. The Prospectus Supplement for any series of Preferred Shares will state the terms, if any, on which shares of that series are convertible into Common Shares or another series of Preferred Shares. The Preferred Shares will have no preemptive rights.


     Voting Rights. Except as indicated in the Prospectus Supplement relating to a particular series of Preferred Shares, or except as expressly required by Virginia law, a holder of Preferred Shares will not be entitled to vote. Except as indicated in the Prospectus Supplement relating to a particular series of Preferred Shares, in the event the Company issues full shares of any series of Preferred Shares, each such share will be entitled to one vote on matters on which holders of such series of Preferred Shares are entitled to vote.


     Under Virginia law, the affirmative vote of the holders of a majority of the outstanding shares of all series of Preferred Shares, voting as a separate voting group, will be required for any amendment to the Articles if the amendment would:


       (1) Increase or decrease the aggregate number of authorized Preferred Shares, provided that the vote of the class as a separate voting group is not required to decrease the number of authorized Preferred Shares, but not below the number of Preferred Shares then outstanding and required to be reserved for issuance;

       (2) Effect an exchange or reclassification of all or part of the Preferred Shares into shares of another class;

       (3) Effect an exchange or reclassification, or create the right of exchange, of all or part of the shares of another class into Preferred Shares;

       (4) Change the designation, rights, preferences, or limitations of all or part of the Preferred Shares, but the Preferred Shares shall not be entitled to vote as a separate voting group on an amendment increasing the number of authorized shares of a subordinate class solely because both such classes vote on some or all matters as a single voting group;

       (5) Change the Preferred Shares into a different number of Preferred Shares;

       (6) Create a new class of shares, or change a class with subordinate and inferior rights into a class of shares, having rights or preferences with respect to distributions or to dissolution that are prior, superior, or substantially equal to the Preferred Shares, or increase the rights, preferences, or number of authorized shares of any class having rights or preferences with respect to distributions or to dissolution that are prior, superior, or substantially equal to the Preferred Shares;

       (7) Divide the shares into a series, designate the series, and determine, or, unless authority was conferred at the time the class was created, authorize the Board of Directors to determine, variations in the rights, or preferences and limitations among the shares of the respective series; or

       (8) Cancel or otherwise affect rights to distributions or dividends that have accumulated but not yet been declared on all or part of the Preferred Shares.

     If a proposed amendment would affect a series of Preferred Shares in one or more of the ways described above, the shares of that series are entitled to vote as a separate voting group on the proposed amendment. If a proposed amendment that entitled two or more series of Preferred Shares to vote as separate voting groups under this section would affect those two or more series in the same or a substantially similar way, the shares of all the series so affected would vote together as a single voting group on the proposed amendment. Preferred Shares that are convertible into shares of another class or series do not have any right, prior to conversion, to vote on any matter because it affects the class or series into which such shares are convertible.

     Transfer Agent and Registrar. The transfer agent, registrar and dividend disbursement agent for a series of Preferred Shares will be selected by the Company and be identified in the applicable Prospectus Supplement. The registrar for Preferred Shares will send notices to shareholders of any meetings at which holders of Preferred Shares have the right to vote on any matter.



                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following summary of certain material United States federal income tax considerations is based upon current law which is subject to change, that may be retroactively applied and alter significantly the tax considerations described herein. The United Stated federal income tax considerations applicable to ownership of the Company's Debt Securities will be discussed in an applicable Prospectus Supplement. The following discussion is for general information only, is not exhaustive of all possible tax considerations and does not give a detailed discussion of any state, local or foreign tax considerations. Nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances or to certain types of shareholders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations, and persons who are not citizens or residents of the United States) who are subject to special treatment under the federal income tax laws.

     The discussion set forth below assumes the Company qualifies as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"). If the Company fails to qualify as a REIT for any taxable year, and certain relief provisions do not apply, it will be subject to federal income tax (including any applicable alternative minimum tax) at regular corporate rates and will not receive deductions for distributions paid to shareholders. As a result the amount of after-tax earnings available for distribution to shareholders would decrease substantially.

     EACH PROSPECTIVE PURCHASER OF SHARES OF THE COMPANY IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO SUCH PURCHASER OF THE PURCHASE, OWNERSHIP, AND SALE OF SHARES OF THE COMPANY, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP AND SALE, AND WITH RESPECT TO POTENTIAL CHANGES IN APPLICABLE TAX LAWS.


GENERAL

     The Company has elected to be treated for federal income tax purposes as a REIT and intends to conduct its operations in a manner that will permit it to continue so to qualify. While the Board of Directors intends to cause the Company to operate in a manner that will enable it to comply with the REIT requirements, there can be no certainty that such intention will be realized. Moreover, relevant law may change so as to make compliance with one or more of the REIT requirements difficult or impracticable. Failure to meet any of the REIT requirements with respect to a particular taxable year could result in termination of the Company's election to be a REIT, effective for the year of such failure and at least the four succeeding taxable years.

     The continued qualification of the Company as a REIT will depend on its continuing to meet various requirements concerning, among other things, its organization, the ownership of its shares, the nature of its assets, the sources of its income and the amount of its distributions to shareholders. No assurance can be given that the actual results of the Company's operation for any taxable year will satisfy the REIT requirements. As long as the Company qualifies as a REIT for federal income tax purposes, it generally will not be subject to federal income tax on any taxable income or gain that is distributed currently to shareholders. However, any undistributed taxable income or gain will be taxed to the Company at regular corporate rates. In addition, under certain circumstances, the Company may be subject to additional taxes.


FEDERAL INCOME TAXATION OF U.S. SHAREHOLDERS

     While the Company qualifies for taxation as a REIT, distributions made to the Company's shareholders from current or accumulated earnings and profits (and not designated as capital gain dividends) will be includible by U.S. Shareholders as ordinary income for federal income tax purposes. A "U.S.
Shareholder" means a holder of Common Shares that (for United States federal income tax purposes) is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, or (iii) an estate or trust, the income of which is subject to United States federal income taxation regardless of its source (except, with respect to the tax year of any trust that begins after December 31, 1996, a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States fiduciaries who have authority to control all substantial decisions of the trust). None of these distributions will be eligible for the dividends-received deduction for corporate shareholders. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the shareholder has held his or her shares in the Company. Corporate shareholders, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

     Distributions in excess of current and accumulated earnings and profits will not be taxable to a U.S. Shareholder to the extent that they do not exceed the adjusted basis of the shareholder's shares. U.S. Shareholders will be required to reduce the tax basis of their shares by the amount of such distributions until such basis has been reduced to zero, after which such distributions will be taxable as capital gain (ordinary income in the case of a shareholder who holds its shares as a dealer). The tax basis as so reduced will be used in computing the capital gain or loss, if any, realized upon sale of the shares. Any loss upon a sale or exchange of shares by a U.S. Shareholder who held such shares for six months or less (after applying certain holding period rules) generally will be treated as a long-term capital loss to the extent that such shareholder previously received capital gain distributions with respect to such shares.

All or a portion of any loss realized upon a taxable disposition of shares of the Company may be disallowed if other shares of the Company are purchased (under a dividend reinvestment plan or otherwise) within 30 days before or after the disposition.

     Shareholders may not include in their individual federal income tax returns any net operating losses or capital losses of the Company. In addition, any distribution declared by the Company in October, November, or December of any year and payable to a shareholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the shareholder on December 31 of such year, provided that the distribution is actually paid by the Company no later than January 31 of the following year. The Company may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to the Company.


BACKUP WITHHOLDING

     The Company will report to its U.S. Shareholders and the Internal Revenue Service the amount of distributions paid during each calendar year and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or
(ii) has provided a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A shareholder that does not provide the Company with a correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability.


STATE AND LOCAL TAXES

     Even if the Company qualifies on a continuing basis as a REIT for federal income tax purposes, the Company and its shareholders may be subject to certain state and local taxes. This Prospectus does not purport to describe any state or local tax consequences of an investment in the Company. State and local tax treatment of the Company and the shareholders may differ substantially from the federal income tax treatment described in this summary. CONSEQUENTLY, EACH PROSPECTIVE SHAREHOLDER SHOULD CONSULT WITH HIS OR ITS OWN TAX ADVISOR WITH REGARD TO THE STATE AND LOCAL TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY.

                              PLAN OF DISTRIBUTION

     The Company may offer and sell Offered Securities to or through underwriters or may offer and sell Offered Securities to investors directly or through designated agents. Any such underwriter or agent involved in the offer and sale of the Offered Securities will be named in the applicable Prospectus Supplement.

     Underwriters may offer and sell the Offered Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Company also may, from time to time, authorize underwriters acting as agents to offer and sell the Offered Securities upon the terms and conditions set forth in any Prospectus Supplement. In connection with the sale of Offered Securities, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Offered
Securities for whom they may act as agent. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions (which may be changed from time to time) from the underwriters and/or from the purchasers for whom they may act as agent.

     Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of Offered Securities and any discounts, concessions or commissions allowed by underwriters to participating dealers will be set forth in the applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

     If so indicated in the applicable Prospectus Supplement, the Company will authorize dealers acting as the Company's agents to solicit offers by certain institutions to purchase Offered Securities from the Company at the public offering price set forth in such Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the principal amount of Offered Securities sold pursuant to Contracts shall not be less nor more than, the respective amounts stated in such Prospectus Supplement. Institutions with which Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except
(i) the purchase by an institution of the Offered Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and (ii) the Company shall have sold to such underwriters the total principal amount of the Offered Securities less the principal amount thereof covered by Contracts. A commission indicated in the Prospectus Supplement will be paid to agents and underwriters soliciting purchases of Offered Securities pursuant to Contracts accepted by the Company. Agents and underwriters shall have no responsibility in respect of the delivery or performance of Contracts.

     Certain of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for the Company in the ordinary course of business.



                                 LEGAL OPINIONS


     The validity of the Offered Securities will be passed upon for the Company by McGuire, Woods, Battle & Boothe LLP, Richmond, Virginia.




                                    EXPERTS

     The financial statements of Cornerstone Realty Income Trust, Inc. incorporated by reference in Cornerstone Realty Income Trust, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1996, and the related financial statement schedule included therein, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included and incorporated by reference therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The Statement of Income and Direct Operating Expenses Exclusive of Items not Comparable to the Proposed Future Operations of the Property Greenbrier Apartments for the Twelve Month Period Ended September 30, 1996, the Statement of Income and Direct Operating Expenses Exclusive of Items not Comparable to the Proposed Future Operations of the Property Deerfield Apartments for the Twelve Months Ended October 31, 1996, the Statement of Income and Direct Operating Expenses Exclusive of Items not Comparable to the Proposed Future Operations of the Property Franklin Towers Apartments for the Twelve Months Ended December 31, 1996, the Statement of Income and Direct Operating Expenses Exclusive of Items not Comparable to the Proposed Future Operations of the Property Westchase Apartments for the Twelve Months Ended December 31, 1996, the Statement of Income and Direct Operating Expenses Exclusive of Items not Comparable to the Proposed Future Operations of the Property Paces Arbor Apartments for the Twelve Month Period Ended February 28, 1997, the Statement of Income and Direct Operating Expenses Exclusive of Items not Comparable to the Proposed Future Operations of the Property Paces Forest Apartments for the Twelve Month Period Ended February 28, 1997, the Statement of Income and Direct Operating Expenses Exclusive of Items not Comparable to the Proposed Future Operations of the Property Carlyle Club Apartments for the Twelve Month Period Ended March 31, 1997, the Statement of Income and Direct Operating Expenses Exclusive of Items not Comparable to the Proposed Future Operations of the Property Ashley Run Apartments for the Twelve Month Period Ended March 31, 1997, the Statement of Income and Direct Operating Expenses Exclusive of Items not Comparable to the Proposed Future Operations of the Property Summit Charleston Apartments for the Twelve Month Period Ended April 30, 1997, the Statement of Income and Direct Operating Expenses Exclusive of Items not Comparable to the Proposed Future Operations of the Property Dunwoody Springs Apartments For the Twelve Month Period Ended June 30, 1997, the Statement of Income and Direct Operating Expenses Exclusive of Items not
Comparable to the Proposed Future Operations of the Property Italian Village Apartments and Villa Marina Apartments for the Twelve Month Period Ended July 31, 1997, the Statement of Income and Direct Operating Expenses Exclusive of Items not Comparable to the Proposed Future Operations of the Property Clarion Crossing Apartments for the Twelve Month Period Ended August 31, 1997, the Statement of Income and Direct Operating Expenses Exclusive of Items not
Comparable to the Proposed Future Operations of the Property Barrington Parc Apartments for the Twelve Month Period Ended September 30, 1997, the Statement of Income and Direct Operating Expenses Exclusive of Items not Comparable to the Proposed Future Operations of the Property Sterling Arbor Apartments for the Twelve Months Ended September 30, 1997, and the Statement of Income and Direct Operating Expenses Exclusive of Items not Comparable to the Proposed Future Operations of the Property Sterling Place Apartments for the Twelve Months Ended September 30, 1997, incorporated by reference herein, have been incorporated herein in reliance on the reports of L.P. Martin & Company, P.C., independent certified public accountants, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     Any financial statements and schedules hereafter filed by the Company pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act and incorporated by reference in the Prospectus that have been examined and are the subject of a report by independent accountants will be so incorporated herein by reference in reliance upon such reports given and upon the authority of such firms as experts in accounting and auditing to the extent covered by consents filed with the Commission.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following are estimates of the expenses (other than underwriting commissions and discounts) to be incurred in connection with the issuance and distribution of the securities to be registered:




       SEC registration fee ...............    $   68,966
       Printing and engraving fees   ......       200,000
       Legal fees and expenses ............       400,000
       Accounting fees and expenses  ......       250,000
       Trustees' fees and expense .........        50,000
       Miscellaneous  .....................        50,000
                                               ----------
          Total ...........................    $1,018,966
                                               ==========


----------
* To be provided by amendment


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company has obtained, and pays the cost of, directors' and officers' liability insurance coverage in the amount of $5 million (subject to a retention or "deductible" of $250,000). Directors' and officers' insurance insures (i) the directors and officers of the Company from any claim arising out of an alleged wrongful act by the directors and officers of the Company in their respective capacities as directors and officers of the Company, and (ii) the Company to the extent that the Company has indemnified the directors and officers for such loss.

     The Virginia Stock  Corporation Act (the "Virginia  Act") permits,  and the
Registrant's Articles of Incorporation require, indemnification of the Registrant's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. Under Section 13.1-697 of the Virginia Act, a Virginia corporation generally is authorized to indemnify its directors in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Registrant's Articles of Incorporation require indemnification of officers and directors with respect to any action if the directors (other than the indemnified party) determine in good faith that the indemnified party's course of conduct was undertaken in good faith within what the indemnified party reasonably believed to be the scope of his authority and for a purpose he reasonably believed to be in the best interests of the Registrant or its shareholders, except in the case of misconduct, bad faith, negligence, reckless disregard of duties or violation of the criminal law. In addition, the Registrant may carry insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act of 1933. The Registrant's Articles of Incorporation, as permitted by the Virginia Act, eliminate the damages that may be assessed against a director or officer of the Registrant in a shareholder or derivative proceeding. This limit on liability will not apply in the event of willful misconduct or a knowing violation of the criminal law or of federal or state securities laws. Reference also is made to the indemnification provisions set forth in the forms of Underwriting Agreement filed as Exhibit 1 hereto.

ITEM 16. EXHIBITS.




     *1.1          Form of Underwriting Agreement for Debt Securities.
     *1.2          Form  of   Underwriting   Agreement  for  Common  Shares  and
                   Preferred Shares.
     *4.1          Amended and Restated Articles of Incorporation of Cornerstone
                   Realty  Income  Trust,  Inc.,  as  amended  (Incorporated  by reference to Exhibit 3.1 included in the Registrant's  Report on Form 10-Q for the Quarter ended June 30, 1995; File No. 0-
                   23954).
     *4.2          Bylaws of  Cornerstone  Realty  Income Trust,  Inc.  (Amended
                   through March 31, 1997) (Incorporated by reference to Exhibit
                   4.2 included in the  Registrant's  Registration  Statement on
                   Form S-3; File No. 333-23693).
     *4.3(a)       Credit  Agreement  dated as of October 30, 1997, by and among
                   Cornerstone  Realty Income Trust,  Inc.,  and any  Additional
                   Borrowers party thereto,  as Borrowers,  the Lenders referred
                   to  therein,   and  First  Union   National  Bank,  as  Agent
                   (Incorporated  by  reference  to Exhibit 4.1  included in the
                   Registrant's  Report on Form 8-K  dated  December  30,  1997;
                   File No. 0-23954).
     *4.3(b)       Joinder Agreement dated as of December 31, 1997 to the Credit
                   Agreement  dated  as  of  October  30,  1997,  by  and  among
                   Cornerstone   Realty  Income  Trust,  Inc.,  each  Additional
                   Borrower  party  thereto,  CRIT-NC,  LLC,  the lenders  party
                   thereto,   and   First   Union   National   Bank,   as  Agent
                   (Incorporated  by  reference  to Exhibit 4.2  included in the
                   Registrant's Report on Form 8-K dated December 30, 1997; File
                   No. 0-23954).
     *4.4          (1) Amended and Restated Revolving Credit Note dated December
                   31, 1997 in the principal  amount of up to  $65,000,000  made payable by  Cornerstone  Realty Income  Trust, Inc. and CRIT-
                   NC,  LLC to the order of First Union  National  Bank, and (2)
                   Amended and Restated Revolving Credit Note dated December 31,
                   1997  in  the  principal  amount  of up to  $35,000,000  made payable by  Cornerstone  Realty Income  Trust, Inc. and CRIT-
                   NC,  LLC to  the order of AmSouth  Bank,  and (3) Amended and
                   Restated Revolving Credit Note dated December 31, 1997 in the principal  amount  of  up  to  $25,000,000  made  payable  by
                   Cornerstone  Realty Income  Trust,  Inc. and CRIT-NC, LLC to
                   the order of  Crestar  Bank,  and (4)  Amended  and  Restated
                   Revolving   Credit  Note  dated  December  31,  1997  in  the
                   principal  amount  of  up  to  $20,000,000  made  payable  by
                   Cornerstone  Realty Income  Trust,  Inc. and CRIT-NC, LLC  to
                   the order  of  Fleet  National   Bank,  and (5)  Amended  and
                   Restated Revolving Credit Note dated December 31, 1997 in the principal  amount  of  up  to  $30,000,000  made  payable  by
                   Cornerstone  Realty Income  Trust,  Inc.  and CRIT-NC, LLC to
                   the order of Guaranty Federal Bank,  F.S.B.  (Incorporated by
                   reference  to   Exhibit  4.3  included  in  the  Registrant's
                   Report  on Form 8-K  dated  December  30,  1997;  File No. 0-
                   23954).
     *4.5          Form of Senior Indenture.
     *4.6          Form of Subordinated Indenture.
     *4.7          Form of Senior Security.
     *4.8          Form of Subordinated Security.
    **5            Opinion of McGuire, Woods, Battle & Boothe, L.L.P.
   **12            Statement regarding computation of ratios
   **23.1          Consent of Ernst & Young LLP
   **23.2          Consent of L.P. Martin & Company, P.C.
     23.3          Consent of  McGuire, Woods, Battle & Boothe, L.L.P. (included in Exhibit 5)
     24            Powers of Attorney (included on signature page)
  ***25.1          Statement of Eligibility  and  Qualification  under the Trust
                   Indenture Act of 1939 on Form T -1, filed by Senior  Trustee, as  Trustee  under  the  Senior  Indenture  (to be  filed  in accordance with Rule 305 (b)(2) of the Trust Indenture Act of
                   1939).
  ***25.2          Statement of Eligibility  and  Qualification  under the Trust
                   Indenture  Act of 1939 on Form T -1,  filed  by  Subordinated
                   Trustee,  as Trustee under the Subordinated  Indenture (to be filed  in  accordance  with  Rule  305  (b)(2)  of the  Trust
                   Indenture Act of 1939).


----------
  * Previously filed, or Incorporated by reference herein.


 ** Filed herewith.


*** To be filed by amendment or incorporated by reference when required in connection with the offering of the Offered Securities.

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file,  during any period in which  offers or sales are being made of
the  securities   registered   hereby,  a   post-effective   amendment  to  this
registration statement.

       (ii) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-
   effective  amendment  thereof)  which,  individually  or  in  the  aggregate, represent a fundamental change in the information set forth in the registration statement; provided, however, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee' table in the effective registration statement; and

       (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in subparagraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above or otherwise, the registrant has been advised that the in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to file an application for purposes of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia on the 23rd day of January, 1998.


                                     CORNERSTONE REALTY INCOME TRUST, INC.


                                     By /s/ STANLEY J. OLANDER, JR.
                                        ---------------------------------------

                                          STANLEY J. OLANDER, JR.
                                          Vice President and Chief
                                          Financial Officer




     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.






         SIGNATURE                         TITLE                       DATE
---------------------------   --------------------------------   -----------------
            *                 Director and Chief Executive        January 23, 1998
-------------------------     Officer
     Glade M. Knight

            *                 Director, Vice President, Chief     January 23, 1998
-------------------------     Financial Officer and Secretary
    Stanley J. Olander, Jr.

            *                 Director                            January 23, 1998
-------------------------
     Martin Zuckerbrod
                              Director                            January 23, 1998
            *
-------------------------
   Harry S. Taubenfeld
                              Director
            *                                                     January 23, 1998
-------------------------
   Leslie A. Grandis

            *                 Director                            January 23, 1998
-------------------------
    Glenn W. Bunting, Jr.

                              Director                            January  , 1998
-------------------------
    Penelope W. Kyle




*By /s/ Stanley J. Olander, Jr.
     ---------------------
     Stanley J. Olander, Jr., as
     attorney-in-fact for the above
     named persons

                                 EXHIBIT INDEX
EXHIBIT
-------



     *1.1         Form of Underwriting Agreement for Debt Securities.
     *1.2         Form  of  Underwriting   Agreement  for  Common   Shares  and
                  Preferred Shares.
     *4.1         Amended and Restated Articles of Incorporation of Cornerstone
                  Realty  Income  Trust,  Inc.,  as  amended  (Incorporated  by reference to Exhibit 3.1 included in the Registrant's  Report on Form 10-Q for the Quarter ended June 30, 1995; File No. 0-
                  23954).
     *4.2         Bylaws of Cornerstone  Realty  Income  Trust,  Inc.  (Amended
                  through March 31, 1997) (Incorporated by reference to Exhibit
                  4.2 included in the  Registrant's  Registration  Statement on
                  Form S-3; File No. 333-23693).
     *4.3(a)      Credit  Agreement  dated as of October 30, 1997, by and among
                  Cornerstone  Realty Income Trust,  Inc.,  and any  Additional
                  Borrowers party thereto,  as Borrowers,  the Lenders referred
                  to  therein,   and  First  Union   National  Bank,  as  Agent
                  (Incorporated  by  reference  to Exhibit 4.1  included in the
                  Registrant's  Report on Form 8-K  dated  December  30,  1997;
                  File No. 0-23954).
     *4.3(b)      Joinder Agreement dated as of December 31, 1997 to the Credit
                  Agreement  dated  as  of  October  30,  1997,  by  and  among
                  Cornerstone   Realty  Income  Trust,  Inc.,  each  Additional
                  Borrower  party  thereto,  CRIT-NC,  LLC, the  lenders  party
                  thereto,   and   First   Union   National   Bank,   as  Agent
                  (Incorporated  by  reference  to Exhibit 4.2  included in the
                  Registrant's  Report on  Form 8-K dated  December  30,  1997;
                  File No. 0-23954).
     *4.4         (1) Amended and Restated Revolving Credit Note dated December
                  31, 1997 in the principal  amount of up to  $65,000,000  made payable by Cornerstone Realty Income Trust, Inc. and CRIT-NC,
                  LLC to the  order  of  First  Union  National  Bank,  and (2)
                  Amended and Restated Revolving Credit Note dated December 31,
                  1997  in  the  principal  amount  of up to  $35,000,000  made payable by Cornerstone Realty Income Trust, Inc. and CRIT-NC,
                  LLC to the  order  of  AmSouth  Bank,  and  (3)  Amended  and
                  Restated Revolving Credit Note dated December 31, 1997 in the principal  amount  of  up  to  $25,000,000  made  payable  by
                  Cornerstone Realty Income Trust, Inc. and CRIT-NC, LLC to the
                  order of Crestar Bank, and (4) Amended and Restated Revolving
                  Credit Note dated  December 31, 1997 in the principal  amount of up to  $20,000,000  made  payable  by  Cornerstone  Realty
                  Income Trust, Inc. and CRIT-NC, LLC to the order of Fleet Na-
                  tional Bank,  and (5) Amended and Restated  Revolving  Credit
                  Note dated December 31, 1997 in the principal amount of up to
                  $30,000,000 made payable by Cornerstone  Realty Income Trust,
                  Inc. and CRIT-NC,  LLC to the order of Guaranty Federal Bank,
                  F.S.B.  (Incorporated  by reference  to Exhibit 4.3  included in the  Registrant's  Report on Form 8-K dated  December  30,
                  1997; File No. 0-23954).
     *4.5         Form of Senior Indenture.
     *4.6         Form of Subordinated Indenture.
     *4.7         Form of Senior Security.
     *4.8         Form of Subordinated Security.
    **5           Opinion of McGuire, Woods, Battle & Boothe, L.L.P.
   **12           Statement regarding computation of ratios
   **23.1         Consent of Ernst & Young LLP
   **23.2         Consent of L.P. Martin & Company, P.C.
     23.3         Consent of McGuire, Woods, Battle & Boothe, L.L.P.  (included in Exhibit 5)
     24           Powers of Attorney (included on signature page)
  ***25.1         Statement of Eligibility  and  Qualification  under the Trust
                  Indenture Act of 1939 on Form T-1,  filed by Senior  Trustee, as  Trustee  under  the  Senior  Indenture  (to be  filed  in accordance with Rule 305 (b)(2) of the Trust Indenture Act of
                  1939).
  ***25.2         Statement of Eligibility  and  Qualification  under the Trust
                  Indenture  Act of 1939 on  Form T-1,  filed  by  Subordinated
                  Trustee,  as Trustee under the Subordinated  Indenture (to be filed  in  accordance  with  Rule  305  (b)(2)  of the  Trust
                  Indenture Act of 1939).

----------
  * Previously filed, or Incorporated by reference herein.

 ** Filed herewith.

*** To be filed by amendment or incorporated by reference when required in connection with the offering of the Offered Securities.